UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2008

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                                             Material Impairments.

On December 29, 2008, the Financial Audit Committee of The AES Corporation (the “Company”) determined that certain development projects in the Company’s pipeline have been impaired. This determination was made upon the recommendation of the Company’s management.  The aggregate impairment charge is estimated to range from $30 million to $65 million net of estimated tax impact.  The impairment charge will not impact the Company’s cash flow or cash balances and is not expected to result in any material future cash expenditures.

In the fourth quarter of 2008 and in response to the financial market crisis, the Company undertook to review and prioritize the projects in its development pipeline.  In the course of this review, management determined that the carrying value of certain projects exceeded their net realizable value.  Under generally accepted accounting principles, the Company is required to write down these assets to their net realizable value.  The projects that have been impaired include certain liquefied natural gas projects supplying North America, various palm oil projects in the Company’s climate solutions business, a previously planned capacity expansion and non-power development project at one of our North American facilities, and various other projects whose total estimated impairment is expected to be immaterial.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008, the Company entered into amended and restated employment agreements with Chief Executive Officer Paul Hanrahan and Chief Financial Officer Victoria D. Harker. In 2007, final rules under Section 409A of the Internal Revenue Code (“Section 409A”) clarified the requirements with respect to deferral elections, payment events, and payment elections.  While the agreements with Mr. Hanrahan and Ms. Harker have been amended and restated, the changes from the executives’ previously disclosed employment agreements have been made to ensure compliance with Section 409A.  The executives’ original employment agreements provided for an initial base salary, which would be reviewed annually by the Board (or a committee thereof). The amended employment agreements update this information. In addition, the Company entered into an employment agreement with Chief Operating Officer Andres Gluski.

The material terms of these agreements are described below, with defined terms having the meaning set forth in the respective agreements, which are filed as exhibits to this Form 8-K

Paul Hanrahan Amended and Restated Employment Agreement

Mr. Hanrahan’s Amended and Restated Employment Agreement provides him with an initial base salary of $999,000 and an annual incentive payment target of 150% of his base salary.  The annual incentive payment is based upon achievement of performance goals and other targets established by the Compensation Committee of the Board of Directors.  Mr. Hanrahan also has the right to participate in the Company’s long term compensation plans and employee benefit plans on terms no less favorable than other senior executives of the Company.

The agreement renews each year on January 1 for an additional one year period, unless either the Company or Mr. Hanrahan gives notice of non-renewal at least six (6) months prior to the renewal date.   In addition, Mr. Hanrahan will receive certain payments and benefits after termination of his employment which may be subject to execution of a release agreement by Mr. Hanrahan.  If Mr. Hanrahan’s employment terminates for Cause or by a resignation without Good Reason, he will receive his base salary through the termination date.  If his employment terminates because of death or disability, Mr. Hanrahan will receive benefits under the Company’s long-term disability plan and/or a pro rata target annual incentive payment (a “Pro Rata AIP”), as applicable.  If employment is terminated by Mr. Hanrahan for Good Reason or by the Company other than for Cause or disability, Mr. Hanrahan will receive: (a)  his base salary through the termination date, (b) a Pro Rata AIP, (c) a severance payment (“Severance Payment”) equal to two times his base salary and target bonus for the termination year, (d) under some circumstances, benefits under the Company’s plans for a period of twenty-four (24) months (or the cash equivalent), (e) certain life insurance benefits and other benefits and (f) continued stock option vesting until the earlier of the original expiration of the affected option or the third anniversary of the termination. If such a termination or resignation were to occur within two years after a Change of Control, Mr. Hanrahan would receive the same benefits and payments, except that his Severance Payment would be three times the sum of his base salary and target bonus; under some circumstances, he would receive 36 months of benefits or cash equivalent; and his stock options would be immediately exercisable and would not expire until the earlier of the original expiration date of the affected stock options or the fourth anniversary of his termination. Finally, in the event of a Change of Control, the Company will provide Mr. Hanrahan with a Section 4999 gross up for any excise tax he incurs.

Victoria D. Harker Amended and Restated Employment Agreement

Ms. Harker’s Amended and Restated Employment Agreement is generally the same as Mr. Hanrahan’s employment agreement, except as follows.  Ms. Harker’s annual incentive target is 100% of her annual base salary and her current base salary is $585,000.  In the event of a termination by Ms. Harker for Good Reason, or by the Company for Cause, or because of disability, her Severance Payment would be one times the sum of her base salary and her annual target incentive payment, benefits would continue for twelve (12) months following the termination date, and she would not be eligible for certain life insurance benefits and other perquisites referenced in (e) above.  In addition, if such a termination were to occur within two (2) years after a Change in Control, Ms. Harker’s Severance Payment would be doubled.  Furthermore, there are certain other differences in the gross up terms that are specified in the agreement.  Finally, Ms. Harker’s agreement does not include any provisions concerning any stock options of the Company that she may hold at the time of termination.

Andres Gluski Employment Agreement

Mr. Gluski’s employment agreement is generally the same as Ms. Harker’s, except that Mr. Gluski’s current base salary is $660,000.

The descriptions set forth above are qualified in their entirety by the terms of the respective employment agreements, which are filed as Exhibits 99.1, 99.2 and 99.3 to this Form 8-K.

Item 7.01                                             Regulation FD Disclosure.

As a result of the impairment charge described in Item 2.06 to this Form 8-K, the Company is modifying its diluted earnings per share guidance for 2008 by the amount of the impairment charge, which is approximately $0.04 to $0.09 per share.  No other elements of the Company’s previously disclosed guidance are affected by the impairment charge.

This information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement of Paul Hanrahan
99.2	Amended and Restated Employment Agreement of Victoria D. Harker
99.3	Employment Agreement of Andres Gluski

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: December 31, 2008	By:	/s/ Mary E. Wood
		Name:	Mary E. Wood
Vice President and Corporate
		Title:	Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement of Paul Hanrahan
99.2	Amended and Restated Employment Agreement of Victoria D. Harker
99.3	Employment Agreement of Andres Gluski